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                            REGISTRATION RIGHTS AGREEMENT

                             Dated as of February 3, 1998

                                    By and Between

                                JFL-EEC MERGER SUB CO.

                                         and

                             BT ALEX. BROWN INCORPORATED,
                                 as Initial Purchaser

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                                     $90,000,000


                             9 7/8% SENIOR NOTES DUE 2008

                                  TABLE OF CONTENTS


                                                                           Page
1. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2. Exchange Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

3. Shelf Registration. . . . . . . . . . . . . . . . . . . . . . . . . . . 11

4. Additional Interest . . . . . . . . . . . . . . . . . . . . . . . . . . 12

5. Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . 14

6. Registration Expenses . . . . . . . . . . . . . . . . . . . . . . . . . 23

7. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

8. Rule 144 and 144A . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

9. Underwritten Registrations. . . . . . . . . . . . . . . . . . . . . . . 29

10. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

     (a) No Inconsistent Agreements. . . . . . . . . . . . . . . . . . . . 29
     (b) Adjustments Affecting Registrable Notes . . . . . . . . . . . . . 30
     (c) Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . 30
     (d) Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     (e) Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . 32
     (f) Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     (g) Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     (h) Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     (i) Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     (j) Securities Held by the Issuers or Their Respective Affiliates . . 33
     (k) Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . 33
     (l) Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 33

                            REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "AGREEMENT") is dated as of February 3, 1998 by and between JFL-EEC Merger Sub Co., a Delaware corporation, as issuer ("MERGERCO"), and BT Alex. Brown Incorporated, as initial purchaser (the "INITIAL PURCHASER").

          This Agreement is entered into in connection with the Purchase Agreement, dated as of January 30, 1998, by and between MergerCo and the Initial Purchaser (the "PURCHASE AGREEMENT"), which provides for the sale by MergerCo to the Initial Purchaser of $90,000,000 aggregate principal amount of MergerCo's 9 7/8% Senior Notes due 2008 (the "NOTES"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, MergerCo has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and its direct and indirect transferees and assigns as provided herein. The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligation to purchase the Notes under the Purchase Agreement.

          The Notes are being sold in connection with the recapitalization (the "RECAPITALIZATION") of Elgar Holdings, Inc. ("EHI") pursuant to the Agreement and Plan of Merger dated as of January 2, 1998 by and among JFL-EEC LLC, a Delaware limited liability company, Carlyle-EEC Holdings, Inc., a Delaware corporation, TC Group, L.L.C., a Delaware limited liability company, and MergerCo (as it may be amended through the date hereof and together with all ancillary agreements entered into in connection therewith, the "RECAPITALIZATION AGREEMENT"). The Recapitalization Agreement provides for the merger (the "MERGER") of MergerCo with and into Carlyle-EEC Holdings, Inc., which shall survive the Merger and change its name to EHI. The time of the consummation of the Recapitalization and the Merger is referred to herein as the "EFFECTIVE TIME."

          Immediately after the Effective Time, EHI and Elgar Electronics Corporation, a California corporation and a wholly owned subsidiary of EHI ("ELGAR"), will execute an assumption agreement (the "ASSUMPTION AGREEMENT") pursuant to which EHI, as survivor of the Merger, will assume all of the obligations of MergerCo under this Registration Rights Agreement, and Elgar will become a party to this Registration Rights Agreement as a subsidiary guarantor (the "SUBSIDIARY GUARANTOR") and unconditionally guarantee the Notes (the "GUARANTEE") on a senior unsecured basis. As used herein, the "ISSUERS" shall mean

MergerCo prior to the Effective Time and, at and as of the Effective Time, EHI and the Subsidiary Guarantor.

          The Notes and the Guarantee are to be issued under an indenture (the "INDENTURE") to be dated as of February 3, 1998 by and between MergerCo and United States Trust Company of New York, as Trustee (the "TRUSTEE").
Immediately after the Effective Time, EHI, the Subsidiary Guarantor and the Trustee will enter into a first supplemental indenture to the Indenture (the "SUPPLEMENTAL INDENTURE") providing for the express assumption by EHI, as survivor of the Merger, of the covenants, agreements and undertakings of MergerCo in the Indenture and under the Notes, and the guarantee of the Notes by the Subsidiary Guarantor. References to this Agreement as of and after the Effective Time will refer to this Registration Rights Agreement together with the Assumption Agreement and references to the Indenture as of and after the Effective Time will refer to the Indenture and the Supplemental Indenture.

          The parties hereby agree as follows:

1.   DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          ADDITIONAL INTEREST:  See Section 4(a) hereof.

          ADVICE:  See the last paragraph of Section 5 hereof.

          AGREEMENT:  See the first introductory paragraph hereto.

          APPLICABLE PERIOD:  See Section 2(b) hereof.

          ASSUMPTION AGREEMENT:  See the fourth introductory paragraph hereto.

          CLOSING DATE:  The Closing Date as defined in the Purchase Agreement.

          EFFECTIVE TIME:  See the third introductory paragraph hereto.

          EFFECTIVENESS DATE: The date that is within 180 days after the Issue Date; PROVIDED, HOWEVER, that with respect to any Shelf Registration, the Effectiveness Date shall be the 45th day after the Filing Date with respect thereto.

          EFFECTIVENESS PERIOD:  See Section 3(a) hereof.

          EHI:  See the third introductory paragraph hereto.

          ELGAR:  See the fourth introductory paragraph hereto.

          EVENT DATE:  See Section 4(b) hereof.

          EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          EXCHANGE NOTES:  See Section 2(a) hereof.

          EXCHANGE OFFER:  See Section 2(a) hereof.

          EXCHANGE OFFER REGISTRATION STATEMENT:  See Section 2(a) hereof.

          FILING DATE: (A) If no Exchange Offer Registration Statement has been filed by the Issuers pursuant to this Agreement, the 120th day after the Issue Date; and (B) in each case (which may be applicable notwithstanding the consummation of the Exchange Offer), the 90th day after the delivery of a Shelf Notice.

          GUARANTEE:  See the fourth introductory paragraph hereto.

          HOLDER:  Any holder of a Registrable Note or Registrable Notes.

          INDEMNIFIED PERSON:  See Section 7(c) hereof.

          INDEMNIFYING PERSON:  See Section 7(c) hereof.

          INDENTURE:  See the fifth introductory paragraph hereto.

          INITIAL PURCHASER:  See the first introductory paragraph hereto.

          INSPECTORS:  See Section 5(o) hereof.

          ISSUE DATE: The date on which the original Notes were sold to the Initial Purchaser pursuant to the Purchase Agreement.

          ISSUERS:  See the fourth introductory paragraph hereto.

          MERGER:  See the third introductory paragraph hereto.

          MERGERCO:  See the first introductory paragraph hereto.

          NASD:  See Section 5(t) hereof.

          NOTES:  See the second introductory paragraph hereto.

          PARTICIPANT:  See Section 7(a) hereof.

          PARTICIPATING BROKER-DEALER:  See Section 2(b) hereof.

          PERSON: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

          PRIVATE EXCHANGE:  See Section 2(b) hereof.

          PRIVATE EXCHANGE NOTES:  See Section 2(b) hereof.

          PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          PURCHASE AGREEMENT:  See the second introductory paragraph hereto.

          RECAPITALIZATION:  See the third introductory paragraph hereto.

          RECAPITALIZATION AGREEMENT: See the third introductory paragraph hereto.

          RECORDS:  See Section 5(o) hereof.

          REGISTRABLE NOTES: Each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until in the case of any such Note, Exchange Note or Private Exchange Note, as the case may be, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note, as the case may be, has been declared effective by the SEC and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note, Exchange Note or Private Exchange Note, as the case may be, may be sold in compliance with Rule 144, (iii) such Note has been exchanged for an Exchange Note or Exchange Notes pursuant to an Exchange Offer and is entitled to be resold without complying with the prospectus delivery requirements of the Securities Act or
(iv) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or any other indenture.

          REGISTRATION STATEMENT: Any registration statement of the Issuers, including, but not limited to, the Exchange Offer Registration Statement and any registration statement filed in connection with a Shelf Registration, filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          RULE 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          RULE 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

          RULE 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC:  The Securities and Exchange Commission.

          SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          SHELF NOTICE:  See Section 2(c) hereof.

          SHELF REGISTRATION:  See Section 3(a) hereof.

          SPECIAL COUNSEL: Such special counsel to the holders of Registrable Notes as shall be agreed upon by the Issuers and holders of a majority in aggregate principal amount of Registrable Notes, the reasonable expenses of which holders of Registrable Notes will be reimbursed by the Issuers pursuant to
Section 6 hereof.

          SUBSIDIARY GUARANTOR:  See the fourth introductory paragraph hereto.

          SUPPLEMENTAL INDENTURE:  See the fifth introductory paragraph hereto.

          TIA:  The Trust Indenture Act of 1939, as amended.

          TRUSTEE: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

          UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

2.   EXCHANGE OFFER

          (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Issuers shall file with the SEC no later than the Filing Date an offer to exchange (the "EXCHANGE OFFER") any and all of the Registrable Notes (other than the Private Exchange Notes, if any) for a like aggregate principal amount of debt securities of the Issuers, guaranteed by the Subsidiary Guarantor, that are identical in all material respects to the Notes (the "EXCHANGE NOTES") (and that are entitled to the benefits of the Indenture or a trust indenture that is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and that, in either case, has been qualified under the TIA), except that the Exchange Notes (other than Private Exchange Notes, if any) shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon or any provisions regarding registration rights. The Exchange Offer shall be registered under the Securities Act on the appropriate form (the "EXCHANGE OFFER REGISTRATION STATEMENT") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Issuers agree to use their best efforts to (x) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer within 210 days of the Issue Date.

          Each Holder who participates in the Exchange Offer will be required to represent to the Issuers that (i) any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act and (iii) such Holder is not an affiliate of the Issuers within the meaning of the Securities Act and is not acting on behalf of any persons or entities who could not truthfully make the foregoing representations.

          Upon consummation of the Exchange Offer in accordance with this
Section 2, the provisions of this Agreement shall continue to apply, MUTATIS MUTANDIS, solely with respect to Registrable Notes that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers, and the Issuers shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof. No securities other than the Ex-change Notes shall be included in the Exchange Offer Registration Statement.

          (b) The Issuers shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchaser, that shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "PARTICIPATING BROKER-DEALER"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the Staff of the SEC. Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes.

          The Issuers shall use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes; PROVIDED, HOWEVER, that the Issuers shall only be required to keep the Exchange Offer Registration Statement continuously effective for a period of 180 days following consummation of the Exchange Offer or (i) upon the resale by each Participating Broker-Dealer of any Exchange Notes acquired in the Exchange Offer and the notice to the Issuers thereof, such earlier date or (ii) such longer period if extended pursuant to the last paragraph of Section 5 hereof (the "APPLICABLE PERIOD").

          If, prior to consummation of the Exchange Offer, the Initial Purchaser holds any Notes acquired by it and having, or that are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Issuers, upon the request of the Initial Purchaser simultaneously with the delivery of the Exchange Notes in the Exchange Offer, shall issue and deliver to the Initial Purchaser in exchange (the "PRIVATE EXCHANGE") for such Notes held by the Initial

Purchaser a like principal amount of debt securities of the Issuers, guaranteed by the Subsidiary Guarantor, that are identical in all material respects to the Exchange Notes (the "PRIVATE EXCHANGE NOTES") (and that are issued pursuant to the same indenture as the Exchange Notes), except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

          Interest on the Exchange Notes and the Private Exchange Notes will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

          In connection with the Exchange Offer, the Issuers shall:

          (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

          (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

          (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

          As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuers shall:

          (1) accept for exchange all Notes properly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

          (2) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

          (3) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Pri-vate Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

          The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which would be reasonably likely to materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers which could produce similar consequences and (iii) all governmental approvals shall have been obtained, which approvals the Issuers deem necessary for the consummation of the Exchange Offer or Private Exchange.

          The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event shall provide that (1) the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture and (2) the Private Exchange Notes shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that neither the Exchange Notes, the Private Exchange Notes nor the Notes will have the right to vote or consent as a separate class on any matter.

          (c) If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, the Issuers are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 210 days of the Issue Date, (iii) the holder of Private Exchange Notes so requests in writing at any time after the consummation of the Private Exchange, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuers within the meaning of the Securities Act) and such Holder notifies the Issuers prior to the 20th day following consummation of the Exchange Offer, then the Issuers shall promptly as practicable deliver written notice thereof (the "SHELF NOTICE") to the Trustee and in the case of clauses (i) and (ii), all Holders, in the case of clause (iii), the holder of the Private Exchange Notes and in the case of clause (iv), the affected Holders, and shall file a Shelf Registration pursuant to Section 3 hereof.

3.   SHELF REGISTRATION

          If at any time a Shelf Notice is delivered as contemplated by
Section 2(c) hereof, then:

          (a) SHELF REGISTRATION. The Issuers shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable (the "SHELF REGISTRATION"). The Issuers shall use their best efforts to file with the SEC the Shelf Registration on or before the Filing Date. The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in the Shelf Registration.

          The Issuers shall use their best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Shelf Registration continuously effective under the Securities Act until the date that is two years from the Issue Date (the "EFFECTIVENESS PERIOD"), or such shorter period ending when all Registrable Notes covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or are distributed to the public pursuant to Rule 144 or are saleable pursuant to Rule 144(k); PROVIDED, HOWEVER, that the Effectiveness Period in respect of the Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein.

          (b) WITHDRAWAL OF STOP ORDERS. If the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

          (c) SUPPLEMENTS AND AMENDMENTS. The Issuers shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.

4.   ADDITIONAL INTEREST

          (a) The Issuers and the Initial Purchaser agree that the Holders of Registrable Notes will suffer damages if the Issuer fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, as liquidated damages, additional interest on the Notes ("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below (without duplication):

          (i) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration has been filed on or prior to the Filing Date applicable thereto or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after such applicable Filing Date, Additional Interest shall accrue on the principal amount of the Notes so affected at a rate of 0.35% per annum for the first 90 days immediately following each such required Filing Date, and such Additional Interest rate shall increase by an additional 0.35% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Date applicable thereto or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date in respect of such Shelf Registration, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the principal amount of the Notes so affected at a rate of

     0.35% per annum for the first 90 days immediately following the day after such Effectiveness Date, and such Additional Interest rate shall increase by an additional 0.35% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) the Issuers have not exchanged Exchange Notes for all Notes validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to the 30th day after the date on which the Exchange Offer Registration Statement relating thereto was declared effective or (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the principal amount of the Notes so affected at a rate of 0.35% per annum for the first 90 days commencing on the (x) 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective in the case of (B) above, such Additional Interest rate shall increase by an additional 0.35% per annum at the beginning of each such subsequent 90-day period;

PROVIDED, HOWEVER, that the Additional Interest rate on any affected Note may not exceed at any one time in the aggregate 1.5% per annum; and PROVIDED, FURTHER, HOWEVER, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration (in the case of clause (ii) of this Section 4(a)), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause (iii)(A) of this Section 4(a)), or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of clause (iii)(B) of this Section 4(a)), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

          (b) The Issuers shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this
Section 4 will be payable in cash semi-annually on each January 31 and July 31 (to the holders of record on the January 15 and July 15 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year consisting of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed) and the denominator of which is 360.

5.   REGISTRATION PROCEDURES

          In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall:

          (a) Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use their best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that, if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their Special Counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including upon written request copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three business days prior to such filing).
     The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, or their counsel, or the managing underwriters, if any, shall reasonably object in writing.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuers shall be deemed not to have used their respective best efforts to keep a Registration Statement effective during the Applicable Period or the Effectiveness Period, as the case may be, if any Issuer voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period, unless such action is required by applicable law or permitted by this Agreement.

          (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their Special Counsel and the managing underwriters, if any, and, if requested by any such person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon written request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be in-corporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by any Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or written threat of any proceeding for such purpose, (iv) of the happening of any event or any information becoming known to the Issuers that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement (including documents incorporated by reference), it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus (including documents incorporated by reference), it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) of the Issuers' determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes for sale in any jurisdiction and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

          (e) If a Shelf Registration is filed pursuant to Section 3 and if requested in writing by the managing underwriter or underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offer-ing, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, such Holders or counsel for any of them determine is reasonably necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after an Issuer has received notification in writing of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

          (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon written request, furnish to each selling Holder of Registrable Notes and to each such Participating Broker-Dealer who so requests and to their Special Counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules and, if requested in writing, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their Special Counsel and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and, upon written request, any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use in accordance with applicable law of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Notes or Exchange Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, to use their reasonable best efforts to register or qualify and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or the managing underwriter or underwriters reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; PROVIDED, HOWEVER, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

          (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may request at least two Business Days prior to sales of Notes pursuant to such registration.

          (j) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(iv) or 5(c)(v) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the Issuers' sole expense, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as the Prospectus, is thereafter delivered any such Prospectus will not contain (including documents incorporated by reference) an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (k) Use their reasonable best efforts to cause the Registrable Notes covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the Exchange Notes, as the case may be, or the managing underwriter or underwriters, if any.

          (l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes or Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company and
     (ii) provide a CUSIP number for the Exchange Notes (and Private Exchange Notes, if applicable).

          (m) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement to be negotiated between the parties in good faith as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes.

          (n) In the case of a Shelf Registration, if requested by Holders of a majority in aggregate principal amount, their Special Counsel, or the managing underwriters (if any) in connection with any Shelf Registration, shall use its best efforts to cause (w) the counsel to the Issuers to deliver an opinion relating to the Registration Statement and the Notes or the Exchange Notes, as applicable, in customary form, (x) officers of the Issuers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount, their Special Counsel, or the managing underwriters (if any) and (y) the independent public accountants of the Issuers to provide a comfort letter in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted by Statement of Auditing Standards No. 72.

          (o) In the case of a Shelf Registration, (i) make reasonably available for inspection by a representative of, and Special Counsel acting for, the Holders, and any underwriter participating in any disposition pursuant to a Shelf Registration, all relevant financial and other records, pertinent corporate documents and properties of the Issuers and (ii) cause their officers, directors and employees to supply all relevant information reasonably requested by such representative, counsel or any such underwriter (an "INSPECTOR") in connection with any such Registration Statement, subject to executing a confidentiality undertaking in customary form with respect to confidential and/or proprietary information of the Issuers.

          (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their best efforts to cause such trustee to execute, all documents as may be required to effect such changes and all other forms and documents re-quired to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

          (q) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 60 days after the end of any fiscal quarter (or 120 days after the end of any fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of MergerCo or, immediately after the Effective Time, of EHI, after the effective date of a Registration Statement, which statements shall cover said fiscal periods.

          (r) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers, who may, at the election of the Issuers, be internal counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with its respective terms, subject to customary exceptions and qualifications.

          (s) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuers shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

          (t) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connec-tion with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          (u) Use their reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

          The Issuers may require each Holder of Registrable Notes as to which any registration is being effected to furnish to the Issuers, such information regarding such Holder and the distribution of such Registrable Notes as the Issuers may, from time to time, reasonably request and in such event shall have no further obligation under this Agreement (including, without limitation, obligations under Section 4 hereof) with respect to such Holder or any subsequent holder of such Registrable Notes. The Issuers may exclude from such registration the Registrable Notes of any Holder who fails to furnish such information within a reasonable time after receiving such request and in such event shall have no further obligation under this Agreement (including, without limitation, obligations under Section 4 hereof) with respect to such seller or any subsequent holder of such Registrable Notes. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

          Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Issuers of the happening of any event of the kind described in Sections 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "ADVICE") by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuers shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the

                                         -23


giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received
(x) the copies of the supplemented or amended Prospectus contemplated by
Section 5(k) hereof or (y) the Advice.

6.   REGISTRATION EXPENSES

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws, (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or Prospectus sold by any Participating Broker-Dealer during the Applicable Period, as the case may be,
(iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration Statement, reasonable fees and disbursements of Special Counsel for the sellers of Registrable Notes (subject to the provisions of Section 6(b) hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Notes or Exchange Notes eligible for trading through the Depository Trust Company, (vii) Securities Act liability insurance, if the Issuers desire such insurance, (viii) fees and expenses of all other Persons retained by the Issuers, (ix) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties),
(x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xii) the expenses relating to printing, word processing and distributing of all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary to comply with this Agreement.

          (b) The Issuers shall (i) reimburse the Holders of the Registrable Notes being registered in a Shelf Registration for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in such Registration Statement and
(ii) reimburse out-of-pocket expenses (other than legal expenses) of Holders of Registrable Notes incurred in connection with the registration and sale of the Registrable Notes pursuant to a Shelf Registration Statement or in connection with the exchange of Registrable Notes pursuant to the Exchange Offer.

7.   INDEMNIFICATION

          (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Holder of Registrable Notes offered pursuant to a Shelf Registration Statement and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the officers, directors, employees and agents of each such Person or their affiliates, and each other Person, if any, who controls any such Person or their affiliates within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "PARTICIPANT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other reasonable expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which the offering of such Registrable Notes or Exchange Notes, as the case may be, is registered (or any amendment thereto) or related Prospectus (or any amendments or supplements thereto) or any related preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Issuers will not be required to indemnify a Participant if (i) such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to MergerCo, EHI and/or Elgar or any of the foregoing's agents or advisors in writing by or on behalf of such Participant expressly for use therein or (ii) such Participant sold to the Person asserting the claim the Registrable Notes or Exchange Notes that are the subject of such claim and such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and it is established by the Issuers in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by MergerCo or, immediately after the Effective Time, by EHI with Section 5 of this Agreement.

          (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective officers, directors, employees and agents and each Person who controls each Issuer within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Participant, but only
(i) with reference to information relating to such Participant furnished to MergerCo, EHI and/or Elgar or any of the foregoing's agents or advisors in writing by or on behalf of such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to MergerCo, EHI and/or Elgar or any of the foregoing's agents or advisors. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes or Exchange Notes giving rise to such obligations.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "INDEMNIFIED PERSON") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified

Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability that it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the Indemnifying Person and the Indemnifying Person was not otherwise aware of such action or claim). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary,
(ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or
(iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes and Exchange Notes sold by all such Participants and any such separate firm for the Issuers, their officers, directors, employees and agents and such control Persons of such Issuer shall be designated in writing by such Issuer and shall be reasonably acceptable to the Participants.

          The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; PROVIDED, HOWEVER, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Person is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

          (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect
(i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f)  The indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability that the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.   RULE 144 AND 144A

          Each of the Issuers covenants and agrees that it will use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities

Act and the Exchange Act and, if at any time such Issuer is not required to file such reports, such Issuer will, upon the written request of any Holder or beneficial owner of Registrable Notes, make publicly available annual reports and such information, documents and other reports of the type specified in Sections 13 and 15(d) of the Exchange Act so long as necessary to permit sales of their Notes pursuant to Rule 144 and 144A. Each of the Issuers further covenants and agrees for so long as any Registrable Notes remain outstanding, to make available to any Holder or beneficial owner of Registrable Notes in connection with any sale thereof and any prospective purchaser of such Registrable Notes from such Holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Notes pursuant to Rule 144A.

9.   UNDERWRITTEN REGISTRATIONS

          If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and reasonably acceptable to the Issuers.

          No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.  MISCELLANEOUS

          (a) NO INCONSISTENT AGREEMENTS. The Issuers have not, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any of the Issuers' other issued and outstanding securities under any such agreements. The Issuers have not entered and will not enter into any agreement with respect to any of their secu-rities that will grant to any Person piggy-back registration rights with respect to a Registration Statement.

          (b) ADJUSTMENTS AFFECTING REGISTRABLE NOTES. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

          (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes, or (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; PROVIDED, HOWEVER, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder (including any Person who was a Holder of Registrable Notes disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold by such Holders pursuant to such Registration Statement.

          (d) NOTICES. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

          1. if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchaser as follows:

               BT ALEX. BROWN INCORPORATED
               130 Liberty Street
               New York, New York  10006
               Facsimile No.:  (212) 250-7200
               Attention:  Corporate Finance Department

          with a copy to:

               CAHILL GORDON & REINDEL
               80 Pine Street
               New York, New York  10005
               Facsimile No.:  (212) 269-5420
               Attention:  William M. Hartnett, Esq.

          2.   if to the Initial Purchaser, at the addresses specified in
     Section 10(d)(1);

          3.   if to the Issuers, at the address as follows:

               ELGAR HOLDINGS, INC.
               9250 Brown Deer Road
               San Diego, California  92121
               Facsimile No.:  (619) 458-0257
               Attention:  Chief Financial Officer

          with copies to:

               J.F. LEHMAN & COMPANY
               450 Park Avenue
               New York, New York  10022
               Facsimile No.:  (212)
               Attention:  Keith Oster

               GIBSON DUNN & CRUTCHER, LLP
               333 South Grand Avenue
               Los Angeles, California  90007
               Facsimilie No.:  (213) 229-7000
               Attention:  Kenneth M. Doran

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

          (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.

          (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) SECURITIES HELD BY THE ISSUERS OR THEIR RESPECTIVE AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or their af-filiates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) THIRD PARTY BENEFICIARIES. Holders of Registrable Notes and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

          (l) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        JFL-EEC MERGER SUB CO.,

                                        By: /s/ Donald Glickman
                                           ------------------------------------
                                           Name:  Donald Glickman
                                           Title: President

                                        BT ALEX. BROWN INCORPORATED,
                                          as Initial Purchaser

                                        By: /s/ Pedro Garcia
                                           ------------------------------------
                                           Name:  Pedro Garcia
                                           Title: Vice President